Consent of Independent Registered Public Accounting Firm

The Board of Trustees

BNY Mellon Funds Trust:

We consent to the use of our reports, dated October 29, 2012, on BNY Mellon National Intermediate Municipal Bond Fund, BNY Mellon National Short-Term Municipal Bond Fund, BNY Mellon Pennsylvania Intermediate Municipal Bond Fund, BNY Mellon Massachusetts Intermediate Municipal Bond Fund, BNY Mellon New York Intermediate Tax-Exempt Bond Fund, BNY Mellon Municipal Opportunities Fund, BNY Mellon Large Cap Stock Fund, BNY Mellon Income Stock Fund, BNY Mellon Mid Cap Multi-Strategy Fund (formerly known as BNY Mellon Mid Cap Stock Fund), BNY Mellon Small Cap Multi-Strategy Fund (formerly known as BNY Mellon Small Cap Stock Fund), BNY Mellon U.S. Core Equity 130/30 Fund, BNY Mellon International Fund, BNY Mellon Emerging Markets Fund, BNY Mellon International Appreciation Fund, BNY Mellon Asset Allocation Fund, BNY Mellon Money Market Fund, BNY Mellon National Municipal Money Market Fund, BNY Mellon Bond Fund, BNY Mellon Intermediate Bond Fund, BNY Mellon Intermediate U.S. Government Fund, BNY Mellon Short-Term U.S. Government Securities Fund, BNY Mellon Large Cap Market Opportunities Fund, BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund, BNY Mellon Small/Mid Cap Fund, BNY Mellon International Equity Income Fund, BNY Mellon Corporate Bond Fund, and BNY Mellon Focused Equity Opportunities Fund, each a series of BNY Mellon Funds Trust, (collectively the “Funds”), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

December 24, 2012